Exhibit 99.1

John F. Quigley, III

as of October 17, 2012

Scott F. Schaeffer

Chief Executive Officer and President

RAIT Financial Trust

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

To the Chief Executive Officer and President:

This letter is formal notification of my resignation effective as of the date hereof from the Board of Trustees (the “Board”) of RAIT Financial Trust (“RAIT”), including as a member of the Compensation Committee and the Nominating and Governance Committee of the Board, and from any other positions held by me with RAIT and its subsidiaries. My resignation is not because of any disagreement with RAIT on any matter relating to RAIT’s operations, policies or practices.

Yours sincerely,

/s/ John F. Quigley, III
John F. Quigley, III

cc:	Raphael Licht

Chief Operating Officer and Secretary

RAIT Financial Trust